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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                         Date of Report: May 9, 2002
                      (Date of earliest event reported)

                             Wave Power.Net, Inc.
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            (Exact name of Registrant as specified in its charter)


       Delaware                   011-16099                 43-1798970
      ----------                --------------              -----------
(State of Incorporation)      Commission File No.          (IRS EIN No.)


                            1004 Depot Hill Rd. #1E
                          Broomfield, Colorado 80020
                          --------------------------
              (Address of principal executive offices)(Zip Code)

                 Registrant's Telephone Number: (303) 404-9905


ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

    (a) (1) On May 9, 2002, Registrant changed its certifying accountants from Samuel Klein and Company, Newark, New Jersey, to Malone & Bailey, PLLC, 5444 Westheimer Rd., #2080, Houston, Texas 77056.

          (i) The Company dismissed Samuel Klein and Company as its independent accountant;

          (ii) The report of Samuel Klein and Company for the past two years has not contained an adverse opinion or disclaimer of opinion and was not qualified as to audit scope or accounting principles during the past two fiscal years, however it was modified to express substantial doubt about the Company's ability to continue as a going concern;

          (iii) The decision to change accountants was approved by the Registrant's Board of Directors; and

          (iv)    (A)         There were no disagreements related to
                              accounting principles or practices, financial statement disclosure, or auditing scope or procedure during the past two fiscal years and through the date of dismissal.

                  (B)         Not applicable;

                  (C)         Not applicable;

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                  (D)         Not applicable; and

                  (E)         Not applicable.

         (2) On May 9, 2002, the Registrant engaged Malone & Bailey, PLLC as its independent accountants.

          (i) The Registrant did not consult with Malone & Bailey, PLLC its new independent accountants, regarding any matter prior to its engagement; and

          (ii) Not applicable.

         (3) The Registrant has provided to Samuel Klein and Company, its former accountants, a copy of the disclosures contained in this Item 4 and the Registrant has requested a letter from Samuel Klein and Company, addressed to the Commission, confirming the statements made by the Registrant in this Item 4.

          (b)   Not applicable.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

          (a)   Not applicable.

          (b)   Not applicable.

          (c) Exhibit "A". A letter from Samuel Klein and Company regarding change of registrant's accountancy will be submitted upon receipt and filed thereupon as an amended Form 8-K.


                                  SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

          Date: May 9, 2002


                              Wave Power.Net, Inc.



                              By: /S/ DOMINIC MARTINEZ
                                 Dominic Martinez, Secretary & Director




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